UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12

ADOMANI, INC.

(Name of Registrant as Specified in Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of

Stockholders to be held on May 8, 2019 for ADOMANI, Inc.

This communication is not a form of voting and presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. To view the proxy statement, annual report, directions to the annual meeting and voting instructions, go to www.proxydocs.com/ADOM. To submit your proxy while visiting this site, you will need the 12 digit control number in the box below.

Under United States Securities and Exchange
Commission rules, proxy materials do not have
to be delivered in paper. Proxy materials can be distributed by making them available on the Internet. We have chosen to use these procedures for our 2019 Annual Meeting and need YOUR participation.

If you want to receive a paper or e-mail copy of the
proxy materials, you must request one. There is
no charge to you for requesting a copy. In order to receive a paper package in time for this year’s annual meeting, please make this request on or before April 26, 2019.

View Proxy Materials and Annual Report Online at www.proxydocs.com/ADOM A convenient way to view proxy materials and VOTE!

Proxy Materials Available to View or Receive:

1. Proxy Statement 2. Annual Report

Printed materials may be requested by one of the following methods:

INTERNET www.investorelections.com/ADOM	TELEPHONE (866) 648-8133	*E-MAIL paper@investorelections.com
You must use the 12 digit control number located in the shaded gray box below.

*  If requesting materials by e-mail, please send a blank e-mail with the 12 digit control number (located below) in the subject line. No other requests, instructions or other inquiries should be included with your e-mail requesting materials.

ACCOUNT NO.	SHARES

ADOMANI, Inc. Notice of Annual Meeting
Date:	Wednesday, May 8, 2019
Time:	10:00 A.M. (Pacific Time)
Place:	Embassy Suites Anaheim-North
3100 East Frontera Street
Anaheim, California 92806

The purpose of the Annual Meeting is to take action on the following proposals:

Proposal 1 – To elect the two nominees named herein as Class II directors to hold office until their respective successors are duly elected and qualified or until their respective earlier resignation, removal or death;

01 Janet L. Boydell

02 Michael K. Menerey

Proposal 2 – Approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to implement a reverse stock split, within a range from 1-for-2 to 1-for-8, with the exact ratio of the reverse stock split to be determined by the Board of Directors.

Proposal 3 – Approval of an adjournment of the Annual Meeting, if necessary, to solicit additional proxies if there are not sufficient votes in favor of Proposal 2.

The Board of Directors recommends that you vote FOR all nominees in proposal 1, and FOR proposals 2 and 3.